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EXHIBIT 5.1

[LETTERHEAD OF THOMPSON & KNIGHT LLP]

April 11, 2005

Whittier Energy Corporation
333 Clay Street, Suite 1100
Houston, Texas 77002

  Re:
  Form S-8 Registration Statement

Gentlemen:

        We have acted as counsel for Whittier Energy Corporation, a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of a total of 1,698,000 shares of the Company's common stock, par value $.001 per share (the "Shares"), for issuance and sale as follows: 1,560,000 Shares pursuant to the Whittier Energy Corporation Long Term Incentive Plan; and 138,000 Shares pursuant to the Olympic Resources Ltd. Amended Fixed Number Stock Option Plan (collectively, the "Plans").

        We have participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement"), filed on this date with the Securities and Exchange Commission, relating to the registration of the Shares under the 1933 Act.

        In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Plans, the Registration Statement and such corporate records of the Company, certificates of public officials and officers of the Company and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. As to various questions of fact material to such opinion, we have, where relevant facts were not independently established, relied upon statements of officers of the Company whom we believe to be responsible. The opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

        Based upon the foregoing and in reliance thereon, it is our opinion that the Shares to be issued by the Company pursuant to the Plans have been duly authorized and reserved for issuance and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement being filed on this date and to the reference to our firm in the prospectus distributed by the Company in connection therewith.

                      Respectfully submitted,

                      THOMPSON & KNIGHT LLP

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  EXHIBIT 5.1